UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

Taysha Gene Therapies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39536	84-3199512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Pegasus Park Drive, Suite 1430 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

(214) 612-0000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TSHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 28, 2023, Taysha Gene Therapies, Inc. (the “Company”) received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it had regained compliance with Nasdaq Listing Rule 5450(b)(2)(A), which requires that companies listed on the Nasdaq Global Select Market maintain a minimum Market Value of Listed Securities, as defined by Nasdaq, of $50 million or greater and that the matter was now closed.

Additionally, on August 28, 2023, the Company received written notice from Nasdaq informing the Company that it had regained compliance with Nasdaq Listing Rule 5450(a)(1), which requires that companies listed on the Nasdaq Global Select Market maintain a minimum bid price of $1.00 per share and that this matter was also now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taysha Gene Therapies, Inc.

	By:	/s/ Kamran Alam
Date: August 29, 2023		Kamran Alam
Chief Financial Officer